Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 85 to the Registration Statement on Form N-4 (No. 002-28316) (the “Registration Statement”) of our report dated April 6, 2023 relating to the financial statements of The Prudential Insurance Company of America and consent to the use in the Registration Statement of our report dated February 24, 2023 relating to the financial statements and financial highlights of The Prudential Variable Contract Account-2. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 13, 2023